Exhibit 10.3

WEBMD HEALTH CORP.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT is made effective as of [            ], 2012 (the “Grant Date”), by and between WebMD Health Corp., a Delaware corporation (the “Company”), and Cavan Redmond (the “Holder”). Although this award is not made under the Company’s Amended and Restated 2005 Long Term Incentive Plan (the “Plan”), capitalized terms used herein without definition shall have the meanings specified in such Plan.

WHEREAS, the Company and the Holder have entered into a letter agreement dated May 29, 2012 (the “Letter Agreement”), which contains the terms and conditions applicable to Holder’s employment with the Company. As an inducement for the Holder to become the Chief Executive Officer of the Company and commence employment with the Company and in consideration of services to be rendered and as an incentive for the Holder’s best performance of future services to Company and its Subsidiaries, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) determined that it would be to the advantage and in the best interest of the Company and its stockholders (i) to assign certain shares of Stock of the Company subject to certain restrictions thereon (hereinafter referred to as the “Restricted Stock”) to the Holder as contemplated by Section 5 of the Letter Agreement and (ii) for the Company to enter into this Restricted Stock Agreement (the “Agreement”) to evidence the Restricted Stock.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

AWARD OF RESTRICTED STOCK

Section 1.1 Award of Restricted Stock.

In consideration of Holder’s services and for other good and valuable consideration which the Compensation Committee has determined, the Company hereby awards and assigns to the Holder, on the Grant Date, 45,000 shares of Restricted Stock.

Section 1.2 Not a Contract of Employment.

Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any Subsidiary, or shall interfere with or restrict in any way any otherwise existing rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Holder at any time for any reason whatsoever, with or without Cause, subject to the consequences set forth in the Letter Agreement. The cessation of your employment shall not give rise to any claim for damages by you under this Agreement and shall be without prejudice to any rights or remedies which the Company or any of its Affiliates may have against you.

Section 1.3 Covenants.

As further consideration for the grant of Restricted Stock pursuant to this Agreement, the Holder acknowledges and ratifies the covenants set forth in the TSPI Agreement (as defined in, and attached to, the Letter Agreement) (the “Covenants”).

ARTICLE II.

RESTRICTIONS

Section 2.1 Definition.

“Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.1, the exposure to forfeiture set forth in Section 2.2 and the vesting set forth in Section 2.3.

Section 2.2 Forfeiture.

Any share of Restricted Stock that is not vested pursuant to Section 2.3 upon the termination of employment of the Holder, for any reason other than those specified in Sections 9(a) and 9(b) of the Letter Agreement, shall thereupon be forfeited to the Company without payment.

Section 2.3 Vesting and Lapse of Restrictions.

Subject to Sections 2.2, 2.4 and 2.6, each share of Restricted Stock shall not be transferable until such share becomes vested. Twenty five percent (25%) of the shares of Restricted Stock shall vest and the Restrictions on such shares shall lapse commencing on the first anniversary of the Grant Date and on each anniversary of such date (full vesting on the fourth anniversary of the Grant Date) subject to the Holder’s continued employment on the applicable dates, except as otherwise provided in Sections 9(a) and 9(b) of the Letter Agreement (which provisions are incorporated herein by reference); provided, however, that if a vesting date shall fall on a date which is during a black-out period with respect to the Common Stock to which Holder is subject, such vesting date shall be delayed until the first day after the expiration of such black-out period.

Section 2.4 Legend.

Certificates representing shares of Restricted Stock assigned pursuant to this Agreement shall, until all Restrictions lapse or shall have been removed and new certificates are assigned pursuant to Section 2.5, be held by the Company and bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS

UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN WEBMD HEALTH CORP. (THE “COMPANY”) AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT. IN ADDITION, THE SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED”

The certificate(s) may be made subject to a stop transfer order placed with the Company’s transfer agent.

Section 2.5 Assignment of Certificates for Vested Shares.

Upon the vesting of the shares of Restricted Stock as provided in Section 2.3 and subject to Section 3.3, the Company shall cause new certificates to be assigned with respect to such vested shares and delivered to the Holder or his legal representative, free from any Restrictions and free from the legend provided for in Section 2.4; provided, that such shares shall remain subject to applicable securities laws and the Company’s employee trading policy. Such vested shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement and shall be shares of Stock of the Company free of all Restrictions (other than any applicable securities law restrictions or any restrictions imposed by the Company’s employee trading policy).

Section 2.6 Changes in Capital Structure; Restrictions On New Shares. In the event of the occurrence of any transaction or event described in Section 15.1 of the Plan, this award of Restricted Stock shall be treated in the same manner as the outstanding awards made under the Plan. For the avoidance of doubt, in the event that the Holder receives any new or additional or different shares or securities by reason of any transaction or event described in Section 15.1 of the Plan, such new or additional or different shares or securities which are attributable to the Holder in his capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Compensation Committee provides for the removal or lapse of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities. In addition, the Compensation Committee may, in its discretion, take the actions that are described in Section 14.9 of the Plan.

Section 2.7 No Restriction on Right of Company to Effect Corporate Changes.

This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE III.

MISCELLANEOUS

Section 3.1 Restricted Stock Not Transferable.

No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

Section 3.2 Conditions to Delivery of Stock Certificates.

The Company shall not be required to deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

(b) The payment by the Holder of all amounts required to be withheld, under federal, state and local (or applicable foreign) tax laws, with respect to the issuance and/or the lapse or removal of any of the Restrictions which may be paid either by the Holder or by the Company withholding that number of shares of Common Stock with a Fair Market Value equal to the minimum tax withholding obligation in accordance with procedures established by the Company; and

(c) The lapse of such reasonable period of time as the Compensation Committee may from time to time establish for reasons of administrative convenience.

In addition, the Company may, at its sole election, cancel the Common Stock underlying the Restricted Stock in the event the Holder fails to satisfy the applicable tax withholdings within 45 days of the applicable vesting date.

Section 3.3 Physical Custody.

The Secretary of the Company or such other representative as the Compensation Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the Restrictions imposed under the Agreement with respect to the shares evidenced by such certificate expire or shall have been removed; provided, however, that in no event shall the Holder retain physical custody of any certificates representing unvested Restricted Stock assigned to Holder.

Section 3.4 Notices.

Any notice required by this Agreement will be deemed provided and delivered to the intended recipient when (i) delivered in person by hand or, in accordance with applicable law, via the Company’s e-mail or intranet site; or (ii) three days after being sent via U.S. certified mail, return receipt requested; or (iii) the day after being sent via overnight courier, in each case provided such notice is properly addressed to the following address and enclosed in a properly sealed envelope or wrapper, and with all postage and similar fees having been paid in advance.

If to the Company:	WebMD Health Corp. 111 Eighth Avenue New York, NY 10011 Attention: General Counsel

And if to the Holder:	To the address specified in the Company’s payroll records.

By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Holder shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of representative’s status and address by written notice under this Section 3.4.

Section 3.5 Rights as Stockholder.

Except as otherwise provided herein, upon delivery of the shares of Restricted Stock to the representative pursuant to Section 3.3, the Holder shall have, unless otherwise provided by the Compensation Committee, all the rights of a stockholder with respect to said shares, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that any dividends or extraordinary distributions with respect to the Restricted Stock shall be subject to the same Restrictions that apply to the corresponding share of Restricted Stock and such Restrictions shall only lapse if, and to the extent that, the Restrictions on the corresponding shares of Restricted Stock lapse.

Section 3.6 Withholding Tax.

The Holder agrees that, in the event of the issuance of the Restricted Stock or the expiration of Restrictions thereon results in the Holder’s realization of income which for federal, state or local income tax purposes is, in the opinion for the Company, subject to withholding of tax at source by the Company, the Holder will pay to the Company an amount equal to such withholding tax prior to the Company’s delivery of the Certificate or the Company shall withhold that number of Shares of Common Stock with a Fair Market Value equal to the minimum tax withholding obligation.

Section 3.7 Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.8 Conformity to Securities Laws.

(a) The Holder acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the 1933 Act and the 1934 Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be assigned, only in such a manner as to conform to such laws, rules and regulations including, without limitation, Rule 16b-3. To the extent permitted by applicable law, this Agreement and the Restricted Stock assigned hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b) The Shares of Stock underlying the Restricted Stock may not be transferred or sold unless and until (A) a registration statement under the 1933 Act has been duly filed and declared effective pertaining to the Stock and such Shares shall have been qualified under applicable state “blue sky” laws, or (B) the Compensation Committee in its sole discretion determines that such registration and qualification is not required as a result of the availability of an exemption from such registration and qualification under such laws. The Company shall use all reasonable efforts to file a registration statement with the Securities and Exchange Commission on Form S-8 with respect to the Shares of Stock underlying the Restricted Stock.

Section 3.9 Amendment and Interpretation.

This Agreement may be amended without the consent of the Holder provided that such amendment would not impair any rights of the Holder under this Agreement. No amendment of this Agreement shall, without the consent of the Holder, impair any rights of the Holder under this Agreement. The Compensation Committee’s interpretation of this Agreement and all decisions and determinations by the Compensation Committee with respect to this Agreement are final, binding and conclusive on all parties, provided, that, to the extent that any such interpretation, decision or determination applies equally to the participants in the Plan, the interpretation, decision or determination with respect to this Agreement will be consistent with that made for the Plan participants.

Section 3.10 Governing Law.

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.11 Section 83(b) Election.

If, within 30 days of the Grant Date, a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to all or any portion of the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

Section 3.12 Set-off

If at any time the Holder is indebted to the Company or any Affiliate, the Company may in its discretion withhold shares of Common Stock issuable to the Holder following the lapse of Restrictions having a Fair Market Value up to the amount of such indebtedness. The Holder acknowledges that this Award is additional collateral and subject to the terms of any loan arrangement or advance made by the Company (or an Affiliate thereof) to the Holder.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

WEBMD HEALTH CORP.,
a Delaware corporation

By:

Its:

HOLDER:

Cavan Redmond

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for 2012 the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME:

SPOUSE’S NAME:

TAXPAYER’S SOCIAL SECURITY NO.:

SPOUSE’S SOCIAL SECURITY NO.:

TAXABLE YEAR:	Calendar Year 2012

ADDRESS:

2. The property which is the subject of this election is             shares of common stock of WebMD Health Corp.

3. The property was transferred to the undersigned on             , 2012.

4. The property is subject to the following restrictions: The shares of common stock are subject to forfeiture if unvested as of the date of termination of employment and are nontransferable until vested.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $            per share x             shares = $            .

6. The undersigned paid $0.00 per share x             shares for the property transferred or a total of $0.00.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned understands that this election will also be effective as an election under Utah law.

Dated:
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

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